Exhibit 5.1

August 2, 2023
B.A.T Capital Corporation
$1,000,000,000 6.343% Notes due 2030
$1,250,000,000 6.421% Notes due 2033
$750,000,000 7.079% Notes due 2043
$1,000,000,000 7.081% Notes due 2053
B.A.T. International Finance p.l.c.
$1,000,000,000 5.931% Notes due 2029
Ladies and Gentlemen:
We have acted as U.S. counsel for B.A.T Capital Corporation, a Delaware corporation (“BATCAP”), B.A.T. International Finance p.l.c. (“BATIF” and, together with BATCAP, the “Issuers”) and each of the guarantors listed on Annex A to this opinion (the “Guarantors”), in connection with (i) the filing by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F‑3 (Registration No. 333-265958), filed with the Commission on July 1, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of an undetermined principal amount of debt securities of the Issuers in one or more series and the guarantees of such debt securities by the Guarantors, BATIF (in the case of the BATCAP Notes, as defined below) and BATCAP (in the case of the BATIF Notes, as defined below) (the “Guarantees”) and (ii) the preparation and filing by the Issuers and the Guarantors of a prospectus supplement, dated July 31, 2023 (the “Prospectus Supplement”), with the Commission relating to: (a) the issuance and sale by BATCAP of $1,000,000,000 aggregate principal amount of 6.343% Notes due 2030 (the “2030 BATCAP Notes”), $1,250,000,000 aggregate principal amount of 6.421% Notes due 2033 (the “2033 BATCAP Notes”), $750,000,000 aggregate principal amount of 7.079% Notes due 2043 (the “2043 BATCAP Notes”) and $1,000,000,000 aggregate principal amount of 7.081% Notes due 2053 (the “2053 BATCAP Notes” and, together with the 2030 BATCAP Notes, the 2033 BATCAP Notes and the 2043 BATCAP Notes, the “BATCAP Notes”), to be issued pursuant to the indenture, dated as of September 6, 2019, by and among BATCAP as issuer, BATIF as guarantor, the Guarantors and Citibank, N.A. as trustee, authentication agent, initial paying agent, registrar, transfer agent and calculation agent (the “Trustee”) (the “BATCAP Indenture”), as supplemented by: (i) the supplemental indenture no. 1 dated as of September 6, 2019, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 1”); (ii) the supplemental indenture no. 2 dated as of September 6, 2019, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 2”); (iii) the supplemental indenture no. 3 dated as of September 6, 2019, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 3”); (iv) the supplemental indenture no. 4 dated as of September 6, 2019, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 4”); (v) the supplemental indenture no. 5 dated as of April 2, 2020, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 5”); (vi) the supplemental indenture no. 6 dated as of April 2, 2020, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 6”); (vii) the supplemental indenture no. 7 dated as of April 2, 2020, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 7”); (viii) the supplemental indenture no. 8 dated as of September 25, 2020, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 8”); (ix) the supplemental indenture no. 9 dated as of September 25, 2020, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 9”); (x) the supplemental indenture no. 10 dated as of September 25, 2020, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 10”); (xi) the supplemental indenture no. 11 dated as of September 25, 2020, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 11”); (xii) the supplemental indenture no. 12 dated as of March 16, 2022, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 12”); (xiii) the supplemental indenture no. 13 dated as of March 16, 2022, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 13”); the supplemental indenture no. 14 dated as of March 24, 2022, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 14”); (xv) the supplemental indenture no. 15 dated as of October 19, 2022, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 15”); (xvi) the supplemental indenture no. 16 dated as of August 2, 2023, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 16”); (xvii) the supplemental indenture no. 17 dated as of August 2, 2023, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 17”); (xviii) the supplemental indenture no. 18 dated as of August 2, 2023, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 18”); and (xix) the supplemental indenture no. 19 dated as of August 2, 2023, among BATCAP, BATIF, the Guarantors and the Trustee (the “BATCAP Supplemental Indenture No. 19” and, together with the BATCAP Supplemental Indenture No. 1, the BATCAP Supplemental Indenture No. 2, the BATCAP Supplemental Indenture No. 3, the BATCAP Supplemental Indenture No. 4, the BATCAP Supplemental Indenture No. 5, the BATCAP Supplemental Indenture No. 6, the BATCAP Supplemental Indenture No. 7, the BATCAP Supplemental Indenture No. 8, the BATCAP Supplemental Indenture No. 9, the BATCAP Supplemental Indenture No. 10, the BATCAP Supplemental Indenture No. 11, the BATCAP Supplemental Indenture No. 12, the BATCAP Supplemental Indenture No. 13, the BATCAP Supplemental Indenture No. 14, the BATCAP Supplemental Indenture No. 15, the BATCAP Supplemental Indenture No. 16, the BATCAP Supplemental Indenture No. 17 and the BATCAP Supplemental Indenture No. 18, the “BATCAP Supplemental Indentures”), in accordance with the underwriting agreement dated as of July 31, 2023, among BATCAP as issuer, BATIF as guarantor, the Guarantors as guarantors, and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Santander US Capital Markets LLC and Wells Fargo Securities, LLC as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”) (the “BATCAP Underwriting Agreement”); and (b) the issuance and sale by BATIF of $1,000,000,000 aggregate principal amount of 5.931% Notes due 2029 (the “BATIF Notes” and, together with the BATCAP Notes, the “Notes”) to be issued pursuant to the indenture, dated as of September 25, 2020, by and among BATIF as issuer, BATCAP as guarantor, the Guarantors and the Trustee (the “BATIF Indenture” and, together with the BATCAP Indenture, the “Indentures”), as supplemented by: (i) the supplemental indenture no. 1 dated as of September 25, 2020, among BATIF, BATCAP, the Guarantors as guarantors and the Trustee (the “BATIF Supplemental Indenture No. 1”); (ii) the supplemental indenture no. 2 dated as of March 16, 2022, among BATIF, BATCAP, the

Guarantors as guarantors and the Trustee (the “BATIF Supplemental Indenture No. 2”); and (iii) the supplemental indenture no. 3 dated as of August 2, 2023, among BATIF, BATCAP, the Guarantors as guarantors and the Trustee (the “BATIF Supplemental Indenture No. 3” and, together with the BATIF Supplemental Indenture No. 1 and the BATIF Supplemental Indenture No. 2, the “BATIF Supplemental Indentures” and, together with the BATCAP Supplemental Indentures, the “Supplemental Indentures”), in accordance with the underwriting agreement dated as of July 31, 2023, among BATIF as issuer, BATCAP as guarantor, the Guarantors as guarantors and the Underwriters (the “BATIF Underwriting Agreement” and, together with the BATCAP Underwriting Agreement, the “Underwriting Agreements”).
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of BATCAP, as adopted on September 8, 2008; (b) the Amended and Restated By-laws of BATCAP, as adopted on July 27, 2007; (c) resolutions adopted by Board of Directors of BATCAP on June 20, 2019 and June 29, 2022; (d) the Registration Statement; (e) the Indentures; (f) the Supplemental Indentures; and (g) the forms of the Notes. We have relied, with respect to certain factual matters, on representations and warranties of directors and officers of the Issuers and the Guarantors.
We do not purport to express an opinion on or address all matters of U.S. law that may be of relevance with respect to the proposed issuance and sale of the Notes. This letter is strictly limited to the matters presented in it and does not extend, by implication or otherwise, to any matters not referenced herein.
Based upon and subject to the foregoing, we are of opinion that:
1.When the BATCAP Notes have been duly authenticated by the Trustee in accordance with the provisions of the BATCAP Indenture and the respective BATCAP Supplemental Indenture and upon payment of the consideration therefor provided for in the BATCAP Underwriting Agreement, such BATCAP Notes will be validly issued and constitute valid and binding obligations of BATCAP, enforceable against BATCAP in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
2.When the BATIF Notes have been duly authenticated by the Trustee in accordance with the provisions of the BATIF Indenture and the BATIF Supplemental Indenture No. 3 and upon payment of the consideration therefor provided for in the BATIF Underwriting Agreement, such BATIF Notes will be validly issued and constitute valid and binding obligations of BATIF, enforceable against BATIF in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3.When the BATCAP Notes underlying the Guarantees of the BATCAP Notes have been duly authenticated by the Trustee in accordance with the provisions of the BATCAP Indenture and the respective BATCAP Supplemental Indenture and upon payment of the consideration therefor provided for in the BATCAP Underwriting Agreement, each Guarantee of the BATCAP Notes will constitute the valid and binding obligation of the Guarantors and BATIF, enforceable against the Guarantors and BATIF, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
4.When the BATIF Notes underlying the Guarantees of the BATIF Notes have been duly authenticated by the Trustee in accordance with the provisions of the BATIF Indenture and the BATIF Supplemental Indenture No. 3 and upon payment of the consideration therefor provided for in the BATIF Underwriting Agreement, each Guarantee of the BATIF Notes will constitute the valid and binding obligation of the Guarantors and BATCAP, enforceable against the Guarantors and BATCAP, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In particular, we do not purport to pass on any matter governed by the laws of England and Wales, the Netherlands or the State of North Carolina.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to British American Tobacco p.l.c.’s current report on Form 6-K filed on August 2, 2023 and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Cravath Swaine & Moore LLP

British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom

B.A.T Capital Corporation
103 Foulk Road, Suite 120
Wilmington, Delaware 19803
United States

B.A.T. International Finance p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom

O

ANNEX A
Guarantors
British American Tobacco p.l.c., a public limited company organized under the laws of England and Wales
B.A.T. Netherlands Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands
Reynolds American Inc., a North Carolina corporation
In addition to the Guarantors listed above, the BATCAP Notes will also be guaranteed by BATIF and the BATIF Notes will also be guaranteed by BATCAP.